FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated December 30, 2002, and entered into by and among MMI PRODUCTS, INC., a Delaware corporation ("MMI"), MMI MANAGEMENT SERVICES, LP, a Delaware limited partnership ("Partnership"), MMI MANAGEMENT, INC., a Delaware corporation ("Management") (MMI, Partnership and Management being hereinafter individually and collectively referred to as "Existing Borrower"), STRUCTURAL REINFORCEMENT PRODUCTS, INC., a Delaware corporation ("SRP") (Existing Borrower and SRP being hereinafter individually and collectively, unless the context otherwise requires, referred to as "Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), TRANSAMERICA BUSINESS CAPITAL CORPORATION, a Delaware corporation formerly known as Transamerica Business Credit Corporation ("Transamerica") (Fleet and Transamerica are collectively referred to as "Lenders" or each individually a "Lender"), and Fleet, as collateral agent for Lenders ("Collateral Agent").

    Existing Borrowers, Lenders and Collateral Agent have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of October 30, 2001 (as amended from time to time, the "Loan Agreement").

    Pursuant to the terms of that certain Stock Purchase Agreement (the "SRP Stock Purchase Agreement") dated as of December 27, 2002, by and among MMI, SRP, and Quilni BV, a Dutch corporation ("Seller"), MMI has agreed to purchase from Seller, and Seller has agreed to sell to MMI, all of the issued and outstanding capital stock of SRP (the "SRP Stock Acquisition").

    The parties hereto desire to (i) allow for, and consent to, the SRP Stock Purchase Agreement and the SRP Stock Acquisition, (ii) add SRP as a co-borrower to the credit facility established by the Loan Agreement and (iii) amend the Loan Agreement and the Other Agreements as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

  Definitions

    Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

  Amendments

    Amendment of Preamble of the Loan Agreement. Upon the satisfaction of the conditions set forth in Article III hereof, the preamble of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this 30th day of October, 2001, by and among MMI PRODUCTS, INC., a Delaware corporation ("MMI"), MMI MANAGEMENT SERVICES, LP, a Delaware limited partnership ("Partnership"), MMI MANAGEMENT, INC., a Delaware corporation ("Management") (MMI, Partnership and Management being hereinafter individually and collectively referred to as "Existing Borrower"), STRUCTURAL REINFORCEMENT PRODUCTS, INC., a Delaware corporation ("SRP") (Existing Borrower and SRP being hereinafter individually and collectively, unless the context otherwise requires, referred to as "Borrower," as governed by the provisions of Sections 1.4, 2.9 and 2.10 of this Agreement), FLEET CAPITAL CORPORATION, a Rhode Island corporation successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), TRANSAMERICA BUSINESS CAPITAL CORPORATION, a Delaware corporation formerly known as Transamerica Business Credit Corporation ("Transamerica") (Fleet and Transamerica are collectively referred to as "Lenders" or each individually a "Lender"), and Fleet, as collateral agent for Lenders to the extent and in the manner provided in Section 12 below ("Collateral Agent")."

    Amendment of Section 1.1 of the Loan Agreement; Amendment of Definitions. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, the definitions of "Excess Cash Flow," "Fixed Charge Coverage Ratio," "Fixed Charges," "Guarantor," "Guaranty Agreement," and "Stock Pledge Agreement" contained in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and the following definitions substituted in lieu thereof:

    "Excess Cash Flow-with respect to any applicable period, means Adjusted Earnings From Operations, minus Unfinanced Capital Expenditures, minus cash payments of Interest Expense, minus any Distributions made during such applicable period (but only to the extent that such Distributions were permitted to be made under Section 9.2(I) hereof), minus (to the extent not already covered above) any income taxes actually paid during such applicable period, minus scheduled principal payments on the Funded Indebtedness (other than Subordinated Debt and other than payments of principal on Capitalized Lease Obligations to the extent such payments of principal are included above in "Unfinanced Capital Expenditures") during such applicable period, minus all prepayments of the Funded Indebtedness during such applicable period (other than Subordinated Debt), and minus all SRP Payments actually paid in cash during such period."

    "Fixed Charge Coverage Ratio-with respect to any applicable period, the ratio of (a) Adjusted Earnings From Operations for such period, minus Unfinanced Capital Expenditures incurred during such period, minus cash payments of income taxes, minus (to the extent not included in "cash payments of income taxes") dividends paid by Borrower to Parent pursuant to the provisions of Section 9.2(I)(i) hereof, to (b) Fixed Charges of Borrower for such period. For purposes of subsection (a) of this definition, all Restructuring Expenses shall be added back to the calculation of Adjusted Earnings From Operations with respect to any period in which such expenses were incurred."

    "Fixed Charges-with respect to any applicable period, the sum of (a) scheduled principal payments made during such period in respect of any Indebtedness (other than the Loans), plus (b) all Interest Expense incurred during such period, plus (c) all SRP Payments actually paid in cash during such period. For purposes of this definition, subsection (a) shall exclude any payments of principal made by Borrower with respect to the Senior Subordinated Notes if, and to the extent that, Majority Lenders consent in writing to such prepayment."

    "Guarantor-individually and collectively, Parent, Partnership, Management, SRP and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations."

    "Guaranty Agreement-means (a) that certain Second Amended and Restated Unconditional Guaranty Agreement, dated as of the date hereof, executed by Parent in form and substance reasonably satisfactory to Lenders, (b) that certain Guaranty Agreement, dated as of the date hereof, executed by Partnership in form and substance reasonably satisfactory to Lenders, (c) that certain Guaranty Agreement, dated as of the date hereof, executed by Management in form and substance reasonably satisfactory to Lenders, (d) that certain Guaranty Agreement, dated as of December 30, 2002, executed by SRP in form and substance reasonably satisfactory to Lenders, and (e) any other guaranty agreement executed by a Guarantor in form and substance reasonably satisfactory to Lenders, as each of the same may be amended, supplemented or otherwise modified from time to time."

    "Stock Pledge Agreement-means collectively, (a) that certain Second Amended and Restated Stock Pledge Agreement, dated as of the date hereof, executed by Parent in favor of Collateral Agent by which Parent granted to Collateral Agent, for the benefit of Lenders, a first priority security interest in all of the issued and outstanding shares of capital stock of MMI, (b) that certain Amended and Restated Stock Pledge Agreement, dated as of December 30, 2002, executed by MMI in favor of Collateral Agent by which MMI granted to Collateral Agent, for the benefit of Lenders, a first priority security interest in all of the issued and outstanding shares of capital stock of each of Management and SRP, and (c) any other stock pledge agreement executed by a Borrower or Guarantor in form and substance reasonably satisfactory to Lenders, as each of the same may have been or may be amended, supplemented or otherwise modified from time to time."

    Amendment of Section 1.1 of the Loan Agreement; Addition of New Definitions. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, the following definitions are hereby added to Section 1.1 of the Loan Agreement, to be placed in Section 1.1 in their proper alphabetical order and to read as follows:

    "Existing Borrowers-shall mean individually and/or collectively, MMI, Partnership and Management."

    "Existing Borrower Obligations-as defined in Section 2.10 of this Agreement."

    "First Amendment-that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 30, 2002, by and among Borrowers, Collateral Agent and Lenders."

    "Restructuring Expenses-shall mean not more than the lesser of (a) $8,371,000 or (b) the restructuring expenses, asset impairment expense, and all other related expenses (including moving, relocation and severance) actually incurred during the fiscal quarters of Existing Borrowers respectively ending on September 28, 2002, and December 28, 2002 and associated with the closing of the facilities located in Oregon, Ohio, and Baltimore, Maryland, and the restructuring of the operations at the Meadow Burke Chicago, Illinois plant and the Bladensburg, Maryland plant, as reviewed by Borrower's independent certified public accountants in accordance with GAAP."

    "SRP- means Structural Reinforcement Products, Inc., a corporation organized under the laws of Delaware, and, from and after December 31, 2002, Ivy Steel & Wire, Inc. The Borrowers hereby acknowledge and agree that, from and after December 31, 2002, each and every reference in the Loan Documents to "SRP" or "Structural Reinforcement Products, Inc." shall automatically be deemed to be a reference to Ivy Steel & Wire, Inc., a corporation organized under the laws of Delaware, unless the context specifically requires otherwise."

    "SRP Payments-shall mean those certain payments to be made by MMI to Seller pursuant to Sections 2.2(d), (e) and (f) of the SRP Stock Purchase Agreement."

    "SRP Stock Acquisition-is defined in the First Amendment."

    "SRP Stock Purchase Agreement-is defined in the First Amendment."

    "SRP Stock Purchase Agreement Closing Date-shall mean December 30, 2002."

    Amendment of Section 1.4 of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, the first sentence of Section 1.4 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "All references to "Borrower" or "Borrowers" herein shall refer to and include each of MMI, Partnership, Management and SRP separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them."

    Addition of Section 2.10 to the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, the Loan Agreement is hereby amended by adding a new Section 2.10 thereto, which shall read in its entirety as follows:

    2.10 Existing Borrower Obligations. Notwithstanding any other provision of the Notes or this Agreement to the contrary, it is hereby agreed that SRP is not assuming payment of the unpaid principal balance of the Obligations which were incurred by Existing Borrowers prior to December 30, 2002 pursuant to the Loan Documents (the "Existing Borrower Obligations"). However the parties hereto agree and acknowledge that the preceding sentence shall not (A) limit any contingent liability of SRP for payment of any of the Existing Borrower Obligations which arises pursuant to the Guaranty Agreement executed on December 30, 2002 by SRP, or (B) limit the Liens in favor of Lender granted by SRP against the assets of SRP as a result of SRP becoming an additional named "Borrower", which Liens shall secure payment of all Obligations arising in connection with this Agreement, whether arising prior to the date hereof and accordingly covered by the provisions of such Guaranty Agreement or whether currently existing or hereafter arising. For purposes of determining on or after the date hereof which Obligations outstanding constitute Existing Borrower Obligations, all payments received by Lender from any Existing Borrower on account of the Obligations shall be deemed to be applied first in payment of the Existing Borrower Obligations until such time as the Existing Borrower Obligations shall have been reduced to zero, and thereafter to the other Obligations as hereinafter set forth and unless Borrower indicates to the contrary in writing to Collateral Agent, all payments received by Collateral Agent through the Dominion Account shall be deemed to be payments received by Collateral Agent from Existing Borrowers."

    Amendment of Section 4.1 of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "4.1. Security Interest in Collateral. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby grants to Collateral Agent, for the benefit of Lenders, and ratifies and reaffirms its earlier grant to Collateral Agent, for the benefit of Lenders, a continuing security interest in and Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

    (a) Accounts

    (b) Certificated Securities;

    (c) Chattel Paper;

    (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

    (e) Contract Rights;

    (f) Deposit Accounts;

    (g) Documents;

    (h) Equipment;

    (i) Financial Assets;

    (j) Fixtures;

    (k) General Intangibles, including Payment Intangibles and Software;

    (l) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

    (m) Instruments;

    (n) Intellectual Property;

    (o) Inventory;

    (p) Investment Property;

    (q) money (of every jurisdiction whatsoever);

    (r) Letter of Credit Rights;

    (s) Payment Intangibles;

    (t) Security Entitlements;

    (u) Software;

    (v) Supporting Obligations;

    (w) Uncertificated Securities; and

    (x) to the extent not included in the foregoing, all other personal property of any kind or description;

    together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Collateral Agent, for the benefit of Lenders, will not enforce its security interest in Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Collateral Agent, Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Collateral Agent, for the benefit of Lenders (and to Collateral Agent's enforcement of such security interest) in the Lenders' rights under such lease or license.

    As to Existing Borrowers, the security interests granted by each Existing Borrower in the Collateral are given in renewal, extension and modification of the security interests previously granted to Collateral Agent by such Existing Borrower; such prior security interests are not extinguished hereby; and the ranking, perfection and priority of such prior security interests shall continue in full force and effect."

    Amendment of Section 8.1(A) of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 8.1(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "(A) Organization and Qualification. Each of MMI, Management and SRP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation or partnership in all states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and where the failure to be so qualified could reasonably be expected to cause a Material Adverse Effect; and has not been known as or used any corporate, fictitious or trade names in the past seven (7) years, except as disclosed on Exhibit E attached hereto and made a part hereof."

    Amendment of Section 8.1(P) of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 8.1(P) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "(P) Taxes. MMI's federal tax identification number is 74-1622891. Partnership's federal tax identification number is 76-0650511. Management's federal tax identification number is 33-0919811. SRP's federal tax identification number is 52-1719169. Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable, except and to the extent that such taxes, assessments, fees and other governmental charges are being actively contested in good faith by appropriate proceedings, Borrower maintains adequate reserves on its books therefor in accordance with GAAP and the nonpayment thereof will not result in a lien upon any Properties of Borrower other than a Permitted Lien. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year."

    Amendment of Section 9.2(C) of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 9.2(C) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "(C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, or suffer to exist, any Indebtedness, except: (i) Obligations owing to Collateral Agent and/or any Lender; (ii) Subordinated Debt; (iii) Indebtedness of any Subsidiary of MMI to MMI; (iv) unsecured accounts payable to trade creditors which are incurred in the ordinary course of business, and which are paid in the ordinary course of business, or if not paid in the ordinary course of business, where the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent public accountants; (v) obligations to pay Rentals permitted by Section 9.2(V); (vi) Purchase Money Indebtedness and Capitalized Lease Obligations not exceeding an aggregate of $10,000,000 at any time; (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (viii) Indebtedness existing on the Closing Date and described on Exhibit R attached hereto; (ix) Refinancing Indebtedness; (x) Indebtedness in respect of taxes, assessments, governmental charges, claims for labor, materials or supplies, and liabilities under any Plan, to the extent that payment thereof is not yet due or which are being contested in good faith by Borrower, and for which adequate reserves are maintained in accordance with GAAP; (xi) letters of credit issued by Persons other than Collateral Agent or any Lender, if such letters of credit have been approved by Collateral Agent and/or Lenders; (xii) surety and appeal bonds; (xiii) guarantees of any permitted Indebtedness and of any permitted employee Indebtedness; (xiv) Indebtedness incurred by Borrower to finance insurance premiums which does not exceed at any time, in the aggregate, $1,000,000; (xv) Retained Indebtedness (as such term is defined in the SRP Stock Purchase Agreement), provided that such Indebtedness is paid in full on or prior to December 31, 2002; (xvi) Indebtedness payable pursuant to Section 2.2 of the SRP Stock Purchase Agreement; and (xvii) Indebtedness not included in clauses (i) through (xvi) above which does not exceed at any time, in the aggregate, the sum of $1,000,000."

    Amendment of Section 9.2(J) of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 9.2(J) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "(J) Subsidiaries. Hereafter create or acquire any Subsidiary (other than SRP) or divest itself of any material assets by transferring them to any Subsidiary (including, without limitation, Management, the Partnership and/or SRP); provided, however that Borrower may transfer any assets to SRP upon the satisfaction, in Collateral Agent's sole determination, of the conditions set forth in Section 5.03 of the First Amendment."

    Amendment of Section 9.2(K) of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 9.2(K) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "(K) SRP Stock Purchase Agreement. Make, or permit any Subsidiary to make, any prepayment of any part or all of any of the SRP Payments; or enter into any agreement (oral or written) which could in any way be construed to amend, modify or alter in a material manner the SRP Stock Purchase Agreement or any other documents evidencing, governing or otherwise pertaining to the transactions contemplated by the SRP Stock Purchase Agreement."

    Amendment of Section 11.1(I) of the Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 11.1(I) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

    "(I) Change of Ownership. (i) Parent shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of Borrower, (ii) MMI shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of each of Management and SRP, (iii) MMI or a wholly owned Subsidiary of MMI shall cease to be the general partner of Partnership or (iv) Management or another wholly owned Subsidiary of MMI shall cease to be the sole limited partner of Partnership, unless, with respect to clauses (ii), (iii) or (iv), any of such are merged together or into MMI."

    Amendment to Exhibits to the Loan Agreement. Upon the satisfaction of the conditions set forth in Article III hereof, each of Exhibits D, E, G, I, J, K and L of the Loan Agreement is hereby supplemented or, as indicated, amended, by Annex I hereto.

    Amendment of other Loan Documents. Effective as of the date hereof, each of the Loan Documents (other than the Agreement) is hereby amended to include SRP as a "Borrower" and as a "Guarantor", as the context may require.

  Conditions Precedent

    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

      Collateral Agent shall have received on behalf of the Lenders, each in form and substance satisfactory to Collateral Agent, in its sole discretion:

        this Amendment, duly executed by Borrowers;

        a Revolving Credit Note duly executed by Borrower and delivered to each Lender;

        a Guaranty Agreement, duly executed by SRP;

        an Amended and Restated Stock Pledge Agreement, duly executed by MMI and pledging the stock of Management and SRP, and stock powers, executed in blank, as to each stock certificate evidencing capital stock in SRP owned by MMI;

        a General Certificate of each Borrower and Guarantor, (A) (i) in the case of SRP, attaching a copy of SRP's constituent organizational documents and (ii) in the case of any other Borrower and Guarantor, attaching a copy of any amendments to such Borrower's or Guarantor's, as applicable, constituent organizational documents, (B) acknowledging that such Borrower's or Guarantor's, as applicable, Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by such Borrower or Guarantor, as applicable, of this Amendment and all Other Agreements to which such Borrower or Guarantor, as applicable, is or is to be a party, and (C) providing the names of the officers of such Borrower authorized to sign this Amendment and each of the Other Agreements to which such Borrower is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

        with respect to SRP, a copy of applicable certificates of existence, good standing and/or authority to transact business issued by the appropriate governmental official in the state in which SRP was incorporated and in each other state in which SRP is required to be qualified;

        UCC-1 Financing Statements, duly authorized by SRP, covering all of the Property of SRP, in form for filing in each appropriate jurisdiction;

        a reliance letter from Moore & Bruce, LLP and Mayer, Brown, Rowe & Maw, acknowledging that Collateral Agent and Lenders may rely on the respective opinions issued by such counsel in connection with the SRP Stock Purchase Agreement and with respect to the transactions contemplated therein;

        true, correct and complete copies of the SRP Stock Purchase Agreement and each Lender Pay-Off Letter (as such term is defined in the SRP Stock Purchase Agreement), and a certificate of the proper officers of Borrower certifying that the documents attached to that certificate constitute a true, correct, and complete copy of such documents and that all conditions precedent to the SRP Stock Acquisition have been met or waived, and that the SRP Stock Purchase has been consummated;

        a Collateral Assignment of the SRP Stock Purchase Agreement, duly executed by Borrower pursuant to which Borrower shall collaterally assign its rights under the SRP Stock Purchase Agreement;

        a consent, ratification and release executed by Guarantors, in form and substance satisfactory to Lenders; and

        such additional documents, instruments and information as Collateral Agent, Lenders or their legal counsel may request.

      The representations and warranties contained herein and in the Loan Agreement and the Other Agreements, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

      The transactions contemplated by the SRP Stock Purchase Agreement shall have been consummated in accordance SRP Stock Purchase Agreement and each document related thereto.

      No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been specifically waived in writing by Lenders.

      Collateral Agent shall have received payment, in immediately available funds, of a $10,000 amendment fee for further distribution to Lenders in accordance with their respective Revolving Credit Percentages, which fee shall be due and payable and shall be fully earned as of the date of execution of this Amendment.

      All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Collateral Agent, Lenders and their legal counsel.

  Consent to Stock Acquisition and Limited Waiver

    Upon Borrower's compliance with the terms and conditions applicable to them in Article III hereof, and provided that SRP complies with the terms and conditions applicable to it in Article III simultaneously with the closing of the SRP Stock Acquisition, Collateral Agent and Lenders hereby consent to the Stock Acquisition and waive any Default or Event of Default that would otherwise arise under Section 11.1(D) of the Loan Agreement solely by reason of (i) MMI's execution, delivery and performance of the SRP Stock Purchase Agreement, and (ii) MMI's consummation of the SRP Stock Acquisition. Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by Collateral Agent or Lenders of any covenant or provision of the Loan Agreement, the Other Agreements, this Amendment, or of any other contract or instrument among Borrowers, Collateral Agent and/or Lenders, and the failure of Collateral Agent or Lenders at any time or times hereafter to require strict performance by Borrowers of any provision thereof shall not waive, affect or diminish any right of Collateral Agent or Lenders to thereafter demand strict compliance therewith. Collateral Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the Other Agreements, this Amendment and any other contract or instrument among Borrowers, Collateral Agent and Lenders.

  Ratifications, Representations and Warranties

    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. Borrowers, Collateral Agent and Lenders agree that the Loan Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

    Representations and Warranties. Each Borrower hereby represents and warrants to Collateral Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Certificate of Incorporation or Bylaws of such Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Collateral Agent and Lenders; (d) such Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements, as amended hereby; (e) no Existing Borrower has amended its Certificate Incorporation or its Bylaws since the date of the execution of the Loan Agreement; and (f) SRP currently does not own any Intellectual Property.

    Covenants. In addition to any covenants and agreements contained in the Loan Agreement, Borrower hereby agrees to deliver to Collateral Agent the documents and materials indicated below (each of which shall be in form and substance satisfactory to Collateral Agent, in its sole discretion), by the respective dates indicated below:

      within fourteen (14) days after the date hereof, Borrower shall have delivered to Collateral Agent:

        the original stock certificates evidencing ownership by MMI of all the issued and outstanding capital stock of Management and SRP;

        a current certificate of good standing for (A) each Borrower and Guarantor (other than SRP and Management) issued by the Texas Secretary of State and the Secretary of State where such Borrower or Guarantor is incorporated or organized, as applicable, and (B) Management issued by the California Secretary of State and the Delaware Secretary of State; and

        evidence that assets acquired in connection with the Stock Acquisition have been added to the existing property and liability insurance policies of Borrower, and that Collateral Agent has been named as mortgagee, loss-payee, and additional insured on all such property and liability insurance policies pursuant to issued endorsements in form and substance satisfactory to Collateral Agent;

      within twenty-eight (28) days after the date hereof, Borrower shall have delivered to Collateral Agent:

        a closing book prepared in connection with the SRP Stock Purchase Agreement, containing true, correct and complete copies of the SRP Stock Purchase Agreement and the documents related thereto; and

        copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Collateral Agent, for the benefit of Lenders, in the Collateral consisting of the assets of SRP (other than the Pennsylvania Owned Property, as defined below) and evidence to Collateral Agent that such Liens constitute valid and perfected first priority security interests and Liens; and

      within forty-five (45) days after the date hereof, Borrower shall have delivered to Collateral Agent:

        Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents, duly executed by SRP, in favor of Collateral Agent, by which SRP shall grant and convey to Collateral Agent, as security for the Obligations, a Lien upon all the real Property owned in fee by SRP located in Hazleton, Pennsylvania in favor of Collateral Agent, for the benefit of Lenders (the "Pennsylvania Owned Property");

        A fully paid mortgagee title insurance policy (or binding commitment to issue a title insurance policy, marked to Collateral Agent's satisfaction to evidence the form of such policy to be delivered after the date of this Amendment) issued by a title insurance company satisfactory to Collateral Agent, purchased at Borrower's expense, which policy shall insure a valid first Lien in favor of Collateral Agent, for the benefit of Lenders, on the Pennsylvania Owned Property, subject only to those exceptions reasonably acceptable to Collateral Agent and its counsel, and in an amount equal to not less than the fair market value of the Pennsylvania Owned Property; and a current as-built survey with respect to the Pennsylvania Owned Property certified to Collateral Agent and Collateral Agent's title insurer;

        Evidence of extinguishment by PNC Bank, National Association of that certain irrevocable letter of credit #S204765NJY issued by PNC Bank, National Association for the account of SRP and for the benefit of The Pennsylvania Industrial Development Authority ("Authority") in connection with the industrial development revenue bond issued by the Authority or an Affiliate of Authority in connection with the Pennsylvania Owned Property;

        Evidence of termination and release of any liens and/or security interests (including, but not limited to, any mortgages) in the assets of SRP held by Authority and/or any Affiliate of Authority which directly or indirectly secure the above-described industrial development revenue bond;

        Phase I environmental site assessment reports, upon which Collateral Agent is expressly entitled to rely, from Terracon, stating such firm's opinion as to SRP compliance with all Environmental Laws with respect to all of the real Property to be owned by SRP;

        copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Collateral Agent, for the benefit of Lenders, in the Collateral consisting of the Pennsylvania Owned Property and evidence to Collateral Agent that such Liens constitute valid and perfected first priority security interests and Liens; and

        such instruments, assignments or documents as may be required to cause Collateral Agent's Lien, for the benefit of Lenders, to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral, specifically any motor vehicles owned by SRP.

    Intellectual Property Security Agreement. In addition to any covenants and agreements contained in the Loan Agreement, if SRP shall ever acquire or otherwise become the owner of Intellectual Property, SRP agrees to thereafter promptly execute and deliver to Collateral Agent, in form and substance satisfactory to Collateral Agent, such Intellectual Property security agreements necessary or desirable, in the credit judgment of Collateral Agent, in connection with the grant by SRP to Collateral Agent, for the benefit of Lenders, of a perfected first priority Lien in all Intellectual Property of SRP (exclusive of any Intellectual Property of SRP which is registered under the laws of a country other than the United States).

  Miscellaneous Provisions

    Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Collateral Agent or Lenders or any closing shall affect the representations and warranties or the right of Collateral Agent or Lenders to rely upon them.

    Reference to Loan Agreement. Each of the Loan Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Other Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

    Expenses of Collateral Agent and Lenders. As provided in the Loan Agreement, each Borrower agrees to pay on demand all costs and expenses incurred by Collateral Agent and Lenders in connection with the preparation, negotiation, and execution of this Amendment and the Other Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel, and all costs and expenses incurred by Collateral Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Other Agreements, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel.

    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Collateral Agent, Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

    Effect of Waiver. No consent or waiver, express or implied, by Collateral Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrowers shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

    Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM COLLATERAL AGENT OR LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

    Final Agreement. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND MAJORITY LENDERS.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed on the date first above-written, to be effective upon satisfaction of the conditions set forth herein.

BORROWERS:

MMI PRODUCTS, INC.

By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer,

Vice President and Secretary

MMI MANAGEMENT SERVICES LP
By: MMI PRODUCTS, INC.,
its General Partner

By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer,

Vice President and Secretary

MMI MANAGEMENT INC.

By: /s/ Walter J. Muratori
Name: Walter J. Muratori
Title: Vice President

STRUCTURAL REINFORCEMENT PRODUCTS, INC.

By: /s/ James M. McCall
Name: James M. McCall
Title: Senior Vice President

LENDERS:

FLEET CAPITAL CORPORATION

By: /s/ Hance VanBeber
Name: Hance VanBeber
Title: Senior Vice President

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By: /s/ Vik Dewanjee
Name: Vik Dewanjee
Title: Vice President

COLLATERAL AGENT:

FLEET CAPITAL CORPORATION

By: /s/ Hance VanBeber
Name: Hance VanBeber
Title: Senior Vice President

Annex I

Amendments to Exhibits

Exhibit D - Borrower Business Locations

(1)(o-1) Box 490A Forest Road, Hazleton, Luzerne County, PA 18201 [Add to "Owned business locations"]

(2)(d) Box 490A Forest Road, Hazleton, Luzerne County, PA 18201

(3)(aa) Box 490A Forest Road, Hazleton, Luzerne County, PA 18201

Exhibit E - Corporate Names

(1) Structural Reinforcement Products, Inc. (name will be changed to "Ivy Steel & Wire, Inc." after the date of the First Amendment)

(2) Structural Reinforcement Products, Inc.

Exhibit G - Capital Structure

(i)(d) Structural Reinforcement Products, Inc., a Delaware corporation, 100% owned by MMI Products, Inc. (name will be changed to "Ivy Steel & Wire, Inc." after the date of the First Amendment)

(ii)(a) Change "Citicorp Venture Capital Ltd., a New York corporation" to "Court Square Capital, Ltd.

(iii)(e) 3,000 shares of Common Stock, par value $15.00 per share, issued and held by MMI Products, Inc.

(iv)(d) SRP - Common Stock, par value $15.00 per share

3,000 Authorized

3,000 Issued

-0- Treasury

Exhibit I - Litigation

Kenneth Schuck Trucking has claimed either directly or through a collection agency that it is due from SRP $29,138.00 from 1996 to 1997 primarily for unauthorized detention time relating to trucking charges. SRP believes that these charges are invalid. In some cases, the invoices for which claims were asserted had been paid, and SRP has so informed the claimant. SRP has not established any reserve for this claim.

MCI WorldCom has invoiced SRP for approximately $10,800, which SRP disputes. The charges span a period from the beginning of the contract (in excess of two (2) years) to the current period. Repeated documented attempts via phone calls, e-mails, and faxes have been made to try to resolve this issue with MCI WorldCom, without success. Periodic payments have been made, but the account remains past due according to the MCI WorldCom records. Considering the situation of MCI WorldCom a full resolution may take time. The disputed amount has not been reserved.

Exhibit J - Pension Plans

Structural Reinforcement Products, Inc. 401(k) Plan

Exhibit K - Labor Contracts

(i) SRP - Hazleton, Pennsylvania

The United Steel Workers of America has been recognized as the collective bargaining unit for the Company's hourly employees. A collective bargaining agreement is currently being negotiated, but no agreement has yet been reached.

Exhibit L - Capital Leases

Personal Property

(5) Lease between PNC Leasing and SRP dated June 4, 1999, covering an MG 303 Welder.

(6) Lease between Topp Copy and SRP dated January 1, 2002, covering a Ricoh Copier

(7) Lease between Advanced Business Equipment and SRP, month to month, covering a 4560 Copier.

(8) Lease between NMHG Financial Services and SRP, dated October 1999, covering a Hyster Forklift Truck.

CONSENT, RATIFICATION AND RELEASE

Each of the undersigned, hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement, and acknowledges that its guaranty agreement is in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document, that its consent is not required to the effectiveness of the within and foregoing document, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the Other Agreements. EACH OF THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

GUARANTORS:

MERCHANTS METALS HOLDING COMPANY

By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer,

Vice President and Secretary

MMI MANAGEMENT SERVICES LP
By: MMI PRODUCTS, INC.,
its General Partner

By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer,

Vice President and Secretary

MMI MANAGEMENT INC.

By: /s/ Walter J. Muratori
Name: Walter J. Muratori
Title: Vice President

STRUCTURAL REINFORCEMENT PRODUCTS, INC.

By: /s/ James M. McCall
Name: James M. McCall
Title: Senior Vice President